To:	All Media
Date:	May 1, 2009

Arrow Financial Corporation Announces Appointments

Arrow Financial Corporation (NasdaqGS® – AROW) announces the retirement of Gerard R. Bilodeau, Senior Vice President and Corporate Secretary.  Mr. Bilodeau’s retirement as Corporate Secretary shall be effective May 1, 2009 and his retirement as Senior Vice President shall be effective June 30, 2009.  Mr. Bilodeau joined Glens Falls National Bank and Trust Company, the principal subsidiary of Arrow (“Glens Falls National Bank”), in 1969 as a Management Trainee and has held a number of management positions during his forty year career with the Company.  Thomas L. Hoy, Chairman, President and Chief Executive Officer of Arrow stated, “Gerry Bilodeau has been a key officer of our Company and has served the Company and its banks very well during his extensive career.  We thank Gerry for all his hard work and wish him well in his retirement.”

Mr. Bilodeau will be succeeded as Corporate Secretary, effective May 1, 2009, by Thomas J. Murphy, CPA, who is currently serving as Assistant Secretary of Arrow and Senior Vice President and Department Head for Personal Trust at Glens Falls National Bank.  Mr. Murphy joined Glens Falls National Bank as Vice President and Personal Trust Manager in 2004 and was promoted to Senior Vice President of Glens Falls National Bank in 2007.  He is a graduate of Siena College magna cum laude with a BBA in Accounting.  Prior to joining the bank, Mr. Murphy was a partner in a regional accounting firm.  Tom is a member of the Trust and Estate Tax Committee of the New York Bankers Association (NYBA), past president and current member of the Estate Planning Council of Eastern New York, Inc., a charter member of the Glens Falls Hospital Foundation Planned Giving Council and current member of the Glens Falls Hospital Foundation Board of Trustees.  He is the President of the Charles R. Wood Theater, Inc., past President of the Kiwanis Club of Glens Falls and a past member of the Board of Directors of the Adirondack Regional Chambers of Commerce. He is a member of the American Institute of Certified Public Accountants (AICPA) and the New York State Society of Certified Public Accountants (NYSSCPA).  Mr. Hoy stated, “We are very fortunate to have Tom Murphy as Gerry Bilodeau’s successor; Tom’s many years of public accounting make him extremely qualified to serve as our Corporate Secretary.  Tom has served as Assistant Secretary of Arrow since 2007.”

Arrow also announces the appointment of Raymond F. O’Conor and David S. DeMarco as Senior Vice Presidents of Arrow, both effective May 1, 2009.  Raymond F. O’Conor, will continue to serve as Chairman, President and Chief Executive Officer of Saratoga National Bank and Trust Company, a subsidiary of Arrow.  David S. DeMarco will also continue to serve as Executive Vice President and Group Head for Branch, Corporate Development, Financial Services, and Marketing at Glens Falls National Bank, as well as Chairman of the Board of the bank’s subsidiary, Capital Financial Group.

Mr. O’Conor joined Glens Falls National Bank in 1985 as Financial Services Officer.  He was one of the founding officers of the Saratoga National Bank & Trust Company in 1988.  He served as Vice President - Business Development/CRA Officer, was promoted to the position of Executive Vice President - Trust Officer in 1993, President, CEO and Director in 1996 and Chairman, President & CEO in 2007.  He is a graduate of the New York Bankers Association Career Management School.  He is a member of the Board of Directors of the Independent Community Bankers of America and a Board Member and is past President of the Independent Bankers Association of New York State.  Mr. O’Conor is President of the Wilton Global Job Development Corporation and is a member of the Board of Directors of Leadership Saratoga.  He also serves as a Councilman for the Town of Wilton.  Mr. O’Conor is a recipient of the Saratoga County Bar Association’s Liberty Bell Award, the Economic Opportunity Council’s National Community Service Award and the Distinguished Leadership Award from the National Association for Community Leadership.

Mr. DeMarco joined Glens Falls National Bank in 1987 as Assistant Vice President and Commercial Loan Officer.  In 1991, he was promoted to Vice President, in 1993 to Commercial Loan Department Manager, in 1997 to Manager of Corporate Banking, in 1999 to Corporate Development Manager and to his current position in 2003.  Mr. DeMarco graduated from the University of Texas at Austin with a BBA in Finance and is a graduate of the Stonier Graduate School of Banking.  Mr. DeMarco is the Chairman of the Board of the Glens Falls Hospital Foundation, member of the Board of Directors and Treasurer of the Glens Falls Civic Center Foundation, Board Member of the Adirondack Chapter of the American Cancer Society and the Treasurer and Board Member of the Queensbury Dollars for Scholars.  He is a member of the NYSPHSAA Boys Basketball Marketing Committee and the Retail Banking Division of the NY Bankers Association.  He was named the New York Business Development Corporation’s Banker of the Year in 1998.

Mr. Hoy stated, “Ray O’Conor and Dave DeMarco are both long-time banking professionals with extensive senior management experience in all aspects of banking.  They will be involved in the planning and management of our Company and play a key role in Arrow’s future growth.”

Arrow Financial Corporation is a multi-bank holding company headquartered in Glens Falls, NY serving the financial needs of northeastern New York.  Arrow is the parent of Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company.  Other subsidiaries include North Country Investment Advisers, Inc. and Capital Financial Group, Inc., an insurance agency specializing in the sale and servicing of group health plans.